UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 28, 2013

STANDARD GOLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

Application for Water Pollution Control Permit.

On August 28, 2013, Standard Gold Holdings, Inc. (the “Company”) filed a Water Pollution Control Permit (“WPCP”) application with the State of Nevada Division of Environmental Protection (“NDEP”). The Company hired Allstate-Nevada Environmental Management, Inc. to assist in obtaining the WPCP and help fulfill any and all requirements, including the site characterization, Meteoric Profile II analysis and the overall site cleanup.

NDEP’s review of the WPCP application may take up to 225 days, which is the maximum period of review by law. While the new application review period is limited to 180 days, NDEP is permitted to extend the process for up to 45 days if a public hearing is required or additional time for scheduling is needed. The WPCP must be approved prior to commencing the planned construction of a 15,000 square foot processing plant in Tonopah, Nevada.

Dated: September 4, 2013	STANDARD GOLD HOLDINGS, INC.

	By:	/s/ Sharon L. Ullman
Sharon L. Ullman
Chief Executive Officer